SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2004

Centex Construction Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 19, 2004

Item 12. Results of Operations and Financial Condition.

     On January 19, 2004, Centex Construction Products, Inc., a Delaware corporation (the “Corporation”), announced its third quarter net earnings for the quarter ended December 31, 2003. A copy of the Corporation’s earnings release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: January 19, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 19, 2004.